UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2004

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-1136 (Commission File Number)	22-079-0350 (IRS Employer Identification Number)

345 Park Avenue
New York, NY 10154
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Item 5. OTHER EVENTS

     Incorporated by reference in its entirety is a press release issued by the Registrant on August 5, 2004, attached as Exhibit 99, confirming that on August 4, 2004, it reached a final settlement with the United States Securities and Exchange Commission, concluding an investigation concerning wholesaler inventory and accounting matters that began in April 2002.

Item 7(c) . EXHIBITS

Exhibit 99 – Press release dated August 4, 2004, confirming that the Registrant has reached a final settlement with the United States Securities and Exchange Commission, concluding an investigation concerning wholesaler inventory and accounting matters that began in April 2002.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY
	By:	/s/ Sandra Leung
Sandra Leung
Dated: August 5, 2004		Secretary

EXHIBIT INDEX

Exhibit Number	Description
99	Press release dated August 4, 2004, confirming that the Registrant has reached a final settlement with the United States Securities and Exchange Commission, concluding an investigation concerning wholesaler inventory and accounting matters that began in April 2002.